The date of each amendment(s) adoption: May 15, 2008

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)                                                      (CHECK ONE)

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendments):

"The number of votes cast for the amendment(s) was/were sufficient for approval

by                                                                                                                                          "
(voting group)

☐ The amendments) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 05/15/2008

Signature

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Peter Klamka
(Typed or printed name of person signing)

President and CEO

(Title of person signing)

Articles of Amendment
to
Articles of Incorporation
of

Solar Acquisition Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc., " or Co.," or the designation "Corp, " "Inc, " or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A. "

B. Enter new principal office address, if applicable: (Principal office address MUST BE A STREET ADDRESS )

C. Enter new mailing address, if applicable: (Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:

 (Florida street address)

                                                             ,  Florida
             (City)                                                         (Zip Code)

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

COVER LETTER

TO: Amendment Section Division of Corporations

NAME OF CORPORATION: Solar Acquisition Corp

DOCUMENT NUMBER:

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following

Peter Klamka
(Name of Contact Person)

Solar Acquisition Corp.
(Firm/ Company)

1905 Pauline Blvd, Ste 1
(Address)

Ann Arbor, Ml 48103
(City/ State and Zip Code)

For further information concerning this matter, please call:

Peter Klamka	at	(734) 686-1036
(Name of Contact Person)		(Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount made payable to the Florida Department of State:

☑ $35 Filing Fee	☐ $43.75 Filing Fee & Certificate of Status	☐ S43.75 Filing Fee & Certified Copy (Additional Copy is enclosed)	☐ $52.50 Filing Fee: Certificate of Status Certified Copy (Additional copy is enclosed)

Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301